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                                                                   Exhibit 10.13


                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), made this January 30, 1998, is entered into between McCUTCHAN AND PATTERSON, an Oklahoma general partnership, whose Partners are Albert A. McCutchan and Eddy L. Patterson ("Seller"), and NATIONAL ENVIRONMENTAL SERVICE CO., an Oklahoma corporation ("Purchaser").

                             W I T N E S S E T H:

     In consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

SECTION 1.  SALE AND PURCHASE.
            -----------------

     Seller hereby agrees to sell, convey and assign to Purchaser and Purchaser hereby agrees to purchase and accept from Seller, for the Purchase Price (hereinafter defined) and on and subject to the terms and conditions herein set forth, that certain tract or parcel of land situated in Tulsa County, State of Oklahoma, located at 12331 East 60/th/ Street, Tulsa, Oklahoma 74146-6902, and further described in Exhibit "A" attached hereto, together with all rights and
                     -----------
interests appurtenant thereto (the "Land"), including all improvements, structures and fixtures located on the land (the "Improvements") and all rights, titles and interests appurtenant to the Land and Improvements (herein collectively called (the "Property")).

SECTION 2.  PURCHASE PRICE; EARNEST MONEY.
            -----------------------------

     The purchase price (the "Purchase Price") for which Seller agrees to sell and convey the Property to Purchaser, and which the Purchaser agrees to pay to Seller, subject to the terms hereof, is the amount of SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($600,000.00), which shall be paid at Closing (hereinafter defined) as provided in Section 4(d) (1) hereof.

SECTION 3.  REPRESENTATIONS AND WARRANTIES; CLOSING.
            ---------------------------------------

     (a)       Purchaser represents and warrants to Seller as follows:

               (1) Purchaser and any person executing this Agreement on behalf of Purchaser represent and warrant that (i) Purchaser is a duly authorized and existing corporation,
                       (ii) Purchaser is qualified to do business in Oklahoma,
                       (iii) Purchaser has full right and authority to enter into this Agreement and to consummate the transactions contemplated herein, (iv) the person executing this Agreement on behalf of Purchaser is authorized to do so, and (v) this Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

               (2) In addition to the acts and deeds recited herein and contemplated to be performed, executed and delivered by Purchaser, Purchaser shall perform, execute and deliver or cause to be performed, executed and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller may reasonably require to consummate the transactions contemplated herein.

     (b)       Seller represents and warrants to Purchaser as follows:

               (1) Seller and the persons executing this Agreement on behalf of Seller represent and warrant that do business in Oklahoma, (iii) Seller has full right and authority to enter into this Agreement and to consummate the transactions contemplated herein, (iv) the person
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                       executing this Agreement on behalf of Seller is
                       authorized to do so, and (v) this Agreement constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms.

               (2) Seller has marketable title to the Property and the Property will be conveyed to Purchaser free and clear of any material liens, claims and encumbrances.

               (3) In addition to the acts and deeds listed herein and contemplated to be performed by Seller, Seller shall perform, execute and deliver or cause to be performed, executed or delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Purchaser may reasonably require to consummate the transactions contemplated herein.

     (c) Subject to the provisions of this Agreement, the Closing ("Closing") of the sale of the Property by Seller to Purchaser shall occur on or before January 30, 1998 or at such other time as Seller and Purchaser shall agree.

     (d)       At the Closing, the following shall occur:

               (1) Purchaser, at its sole cost and expense, shall deliver or cause to be delivered to Seller cash, wired funds or a cashier's or certified check made payable to the order of Seller, at Seller's option, in the amount of $600,000.00, together with such additional funds as may be necessary to cover Purchaser's share of the closing costs and prorations hereunder.

               (2) Seller, at its sole cost and expense except as noted below, shall deliver or cause to be delivered to Purchaser a Warranty Deed executed by Seller conveying the Property to Purchaser.

     (e) All normal and customarily proratable items, including, without limitation, transfer fees, recording costs and other expenses and fees, and payments relating to agreements affecting the Property which survive the Closing, shall be prorated as of the Closing Date, Seller being charged and credited for all of same up to such date and Purchaser being charged and credited for all of same on and after such date.

     (f) All ad valorem real estate taxes and assessments levied or assessed against the Property shall be prorated according to the calendar year as of the Closing Date. If the Closing shall occur before the tax rate is fixed for the then current year, the apportionment of the taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation.

     (g) In the event the Property has been assessed for property tax purposes at such rates as would result in "roll-back" taxes upon the change in land usage or ownership of the Property, Purchaser hereby agrees to pay all such taxes and to indemnify and save Seller harmless from and against all claims and liability for such taxes. Such indemnity shall survive the closing and not be merged therein.

     (h) Upon completion of the Closing, Seller shall deliver to Purchaser possession of the Property free and clear of all tenancies of every kind and parties in possession, with all parts of the Property (including without limitation the Improvements) in the same conditions as on the date hereof, normal wear and tear excepted.

     (i) Purchaser shall pay for the costs (i) of recording the Deed, any Mortgage and UCC Financing Statements and (ii) of any financing obtained by Purchaser in connection with its purchase of
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               the Property pursuant hereto. Seller shall pay for the costs of any documentary stamp taxes on the Deed.

SECTION 4.  NOTICES.
            -------

     Any notice provided or permitted to be given under this Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested or by delivering the same in person to such party. Notice given in accordance herewith shall be effective upon receipt at the address of the addressee. For purposes of notice, the addresses of the parties shall be as follows:

If to Seller, to:                     McCutchan and Patterson
                                      12331 East 60th Street
                                      Tulsa, Oklahoma  74145

If to Purchaser, to:                  National Environmental Service Co.
                                      12331 East 60th Street
                                      Tulsa, Oklahoma  74145

SECTION 5.  COMMISSIONS.
            -----------

     Purchaser and Seller each represent and warrant to the other that no real estate broker or agent has been used or consulted by such representing party in connection with the negotiation or execution of this Agreement. Purchaser and Seller covenant and agree that each will defend, indemnify and hold the other harmless from and against all liabilities, claims, demands and actions by third parties for brokerage, commission, finder's or other fees relative to negotiation or execution of this Agreement, or the purchase and sale of the Property, and any court costs, attorney's fees or other costs or expenses arising therefrom, alleged to be due to the indemnifying party's acts. Such indemnities shall survive the Closing and not be merged therein.

SECTION 6.  ASSIGNS.
            -------

     This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and assigns.

SECTION 7.  GOVERNING LAW; TIME IS OF THE ESSENCE.
            -------------------------------------

     This Agreement shall be governed and construed in accordance with the laws of the State of Oklahoma. Time is of the essence in the performance of each party's obligations hereunder.

SECTION 8.  ENTIRE AGREEMENT; INTERPRETATION.
            --------------------------------

     This Agreement is the entire Agreement between Seller and Purchaser concerning the sale of the Property and no modification hereof or subsequent Agreement relative to the subject matter hereof shall be binding on either party unless reduced to writing and signed by the party to be bound. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
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EXECUTED the date and year above written.


     SELLER:

     McCUTCHAN AND PATTERSON, an Oklahoma general partnership

                            By:   /s/Albert A. McCutchan
                               -------------------------------------------------
                                   Albert A. McCutchan, Partner

                            By:   /s/Eddy L. Patterson
                               -------------------------------------------------
                                   Eddy L. Patterson,  Partner


     PURCHASER:

                            NATIONAL ENVIRONMENTAL SERVICE CO.

                            By:   /s/ Larry G. Johnson
                               -------------------------------------------------
                                   Larry G. Johnson, Vice President & Sec-Treas.

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                                  EXHIBIT "A"
                                  -----------


LAND DESCRIPTION
----------------


A part of Lot Nine (9), Block Five (5), METRO PARK, an Addition to the City of Tulsa, County of Tulsa, State of Oklahoma, according to the recorded Plat thereof, being more particularly described as follows, to-wit:

COMMENCING at the Southeast corner of Lot 9, Block Five (5), METRO PARK, said point being the Southwest corner of Lot Eight (8), Block Five (5); thence N 7346'22" W a distance of 0.00 feet; thence along a curve to the right with a central angle of 2105'07" and a radius of 690.00 feet, a distance of 253.93 feet to a point; thence North 5241'15" W along the South line of Lot Nine (9), Block Five (5), a distance of 941.35 feet to the point of beginning; thence continuing N 5241'15" W a distance of 535.14 feet to a point; thence S 8955'56" E a distance of 425.62 feet to a point; thence due South and parallel with the East line of Lot Nine (9), Block Five (5), a distance of 323.88 feet to the point of beginning.